Exhibit 99.1
GitLab Reports First Quarter Fiscal Year 2026 Financial Results

First Quarter Fiscal Year 2026 Highlights:
•Total revenue of $214.5 million, up 27% year-over-year
•GAAP operating margin of (16)%; non-GAAP operating margin of 12%
•Operating cash flow of $106.3 million and non-GAAP adjusted free cash flow of $104.1 million

San Francisco (June 10, 2025) -All-Remote-GitLab Inc. (NASDAQ: GTLB), the most comprehensive, intelligent DevSecOps platform, today reported financial results for its first quarter fiscal year of 2026, ended April 30, 2025.

“First quarter fiscal year 2026 results underscore the power of our AI-native DevSecOps platform to help customers deliver mission-critical software. We’re giving every developer the AI-driven edge they need to innovate faster and more efficiently,” said Bill Staples, GitLab chief executive officer. "As AI transforms development practices, our unified platform enables organizations to integrate these capabilities within a framework that helps maintain enterprise controls and deliver the required scalability and security.”

“I am pleased with our team’s execution which resulted in 27% revenue growth in the first quarter, significant year-over-year operating margin expansion, and record adjusted free cash flow,” said Brian Robins, GitLab chief financial officer. “GitLab’s platform approach continues to drive momentum across the business, and, with our GitLab 18 release, we offer the most comprehensive, intelligent DevSecOps platform in the market.”

First Quarter Fiscal Year 2026 Financial Highlights (in millions, except per share data and percentages):

	Q1 FY 2026	Q1 FY 2025	Y/Y Change
Revenue	$214.5	$169.2	27%
GAAP Gross margin	88%	89%
Non-GAAP Gross margin	90%	91%
GAAP Operating margin	(16)%	(32)%
Non-GAAP Operating margin	12%	(2)%
GAAP Operating loss	$(34.6)	$(53.6)	$19.0
Non-GAAP Operating income (loss)	$26.1	$(3.8)	$29.9
GAAP Net loss attributable to GitLab	$(35.9)	$(55.2)	$19.3
Non-GAAP Net income attributable to GitLab	$29.4	$4.5	$24.9
GAAP Net loss per share attributable to GitLab, basic	$(0.22)	$(0.35)	$0.13
GAAP Net loss per share attributable to GitLab, diluted	$(0.22)	$(0.35)	$0.13
Non-GAAP Net income per share attributable to GitLab, basic	$0.18	$0.03	$0.15
Non-GAAP Net income per share attributable to GitLab, diluted	$0.17	$0.03	$0.14
GAAP net cash provided by operating activities	$106.3	$38.1	$68.2
Non-GAAP adjusted free cash flow	$104.1	$37.4	$66.7

A reconciliation between GAAP and non-GAAP financial measures is contained in this release under the section titled “Non-GAAP Financial Measures.”

Additional Financial Highlights:

•Customers with more than $5,000 of ARR reached 10,104, an increase of 13% year-over-year.
•Customers with more than $100,000 of ARR reached 1,288, an increase of 26% year-over-year.
•Dollar-Based Net Retention Rate was 122%.
•Total RPO grew 40% year-over-year to $955.1 million, while cRPO grew 34% to $584.8 million.

Business Highlights:

•Announced GitLab 18, including major new innovations across core DevOps workflows, security and compliance processes, and AI capabilities natively integrated into the platform.
•Announced the general availability of GitLab Duo with Amazon Q, which embeds Amazon Q’s autonomous agents directly into the GitLab DevSecOps platform for GitLab Ultimate self-managed customers on Amazon Web Services (AWS).
•Achieved Authority to Operate status at the Moderate impact level from the Federal Risk and Authorization Management Program (FedRAMP) for GitLab Dedicated for Government under the sponsorship of the General Services Administration (GSA).
•Named a Leader in the Forrester Wave™: DevOps Platforms, Q2 2025 report.
•Received the 2025 Google Cloud Technology Partner of the Year Award in the Application Development - DevOps category for the fifth consecutive year.

Second Quarter and Fiscal Year 2026 Financial Outlook

For the second quarter and fiscal year 2026, GitLab Inc. expects (in millions, except share and per share data):

	Q2 FY 2026 Guidance	FY 2026 Guidance
Revenue	$226.0 - $227.0	$936 - $942
Non-GAAP operating income	$23.0 - $24.0	$117 - $121
Non-GAAP diluted net income per share assuming approximately 171 million and 172 million weighted average shares outstanding during Q2 FY 2026 and FY 2026, respectively.	$0.16 - $0.17	$0.74 - $0.75

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below in Non-GAAP Financial Measures. We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for operating income (loss) and net income (loss) per share to the corresponding GAAP measures is not available.

Conference Call Information

GitLab will host a conference call today, June 10, 2025, at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its first quarter fiscal year 2026 financial results and its guidance for the second quarter and full fiscal year 2026. Interested parties may register for the call in advance by visiting https://bit.ly/4kp1bFT. A live webcast of this conference call will be available on GitLab’s investor relations website (ir.gitlab.com), and a replay will also be archived on the website for one year.

About GitLab

GitLab is the most comprehensive, intelligent DevSecOps platform for software innovation. GitLab enables organizations to increase developer productivity, improve operational efficiency, reduce security and compliance risk, and accelerate digital transformation. More than 50 million registered users and more than 50% of the Fortune 100 trust GitLab to ship better, more secure software faster.

Non-GAAP Financial Measures

GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, equity method investment loss and impairment, acquisition related expenses, charitable donation of common stock, restructuring charges, a non-recurring income tax adjustment related to bilateral advance pricing agreement (“BAPA”) negotiations, non-recurring charges associated with the formation of our GitLab Information Technology (Hubei) Co., LTD Joint Venture in China (“JiHu”), and other expenses that the Company believes are not indicative of its ongoing operations. In addition to these exclusions, effective Q1 FY26 we utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision which reflects the new location of GitLab’s intellectual property in the U.S. following the conclusion of our bilateral advance pricing agreements. For FY26, we have determined the projected non-GAAP tax rate to be 22%. Shares used for net income per share on a non-GAAP basis include incremental dilutive shares related to restricted stock units, options, and shares issuable under GitLab Inc.’s 2021 Employee Stock Purchase Plan that are anti-dilutive on a GAAP basis. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted Free Cash Flow

Adjusted free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment, plus any non-recurring income tax payments related to BAPA or minus any non-recurring income tax refunds related to BAPA, plus any non-recurring payments related to the formation of JiHu. We believe that adjusted free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment, any non-recurring income tax payments or refunds related to BAPA, and any non-recurring payments related to the formation of JiHu, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. One limitation of adjusted free cash flow is that it does not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.

Forward-Looking Statements

This press release and the accompanying earnings call contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:

• our ability to effectively manage our growth;
• our revenue growth rate in the future;
• our ability to achieve and sustain profitability, our business, financial condition, and operating results;
• security and privacy breaches;
• intense competition in our markets and loss of market share to our competitors;
• our ability to respond to rapid technological changes;
• the market for our services may not grow;
• a decline in our customer renewals and expansions;
• fluctuations in our operating results;
• our incorporation of artificial intelligence features into our products;
• our transparency;
• our publicly available company Handbook;
• customers staying on our free self-managed or SaaS product offering;
• our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
• our hiring model;
• the effects of ongoing armed conflict in different regions of the world on our business; and
• general economic conditions (including changes in interest rates, inflation, tariffs, uncertainty of the federal budget, increased volatility in the capital markets, and instability in the global banking sector) and slow or negative growth of our markets.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Operating Metrics

Annual Recurring Revenue (“ARR”): We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.

Dollar-Based Net Retention Rate: We calculate Dollar-Based Net Retention Rate as of a period end by starting with our customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these customers as of the current period end (“Current Period ARR”). The calculation of Current Period ARR includes any upsells, price adjustments, user growth within a customer, contraction, and attrition. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Dollar-Based Net Retention Rate.

GitLab Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	April 30, 2025(1)	January 31, 2025(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$255,719	$227,649
Short-term investments	849,113	764,728
Accounts receivable, net of allowance for doubtful accounts of $1,154 and $991 as of April 30, 2025 and January 31, 2025, respectively	201,408	264,565
Deferred contract acquisition costs, current	35,455	38,964
Prepaid expenses and other current assets	39,066	40,411
Total current assets	1,380,761	1,336,317
Property and equipment, net	4,856	4,013
Operating lease right-of-use assets	329	381
Goodwill	16,029	16,139
Intangible assets, net	15,819	17,834
Deferred contract acquisition costs, non-current	19,830	20,142
Other non-current assets	4,366	4,437
TOTAL ASSETS	$1,441,990	$1,399,263
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,288	$7,519
Accrued expenses and other current liabilities	66,308	54,680
Accrued compensation and benefits	28,119	40,233
Deferred revenue, current	450,668	442,599
Total current liabilities	556,383	545,031
Deferred revenue, non-current	25,981	26,369
Other non-current liabilities	7,029	6,557
TOTAL LIABILITIES	589,393	577,957
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0000025 par value; 50,000 shares authorized as of April 30, 2025 and January 31, 2025; no shares issued and outstanding as of April 30, 2025 and January 31, 2025	—	—
Class A Common stock, $0.0000025 par value; 1,500,000 shares authorized as of April 30, 2025 and January 31, 2025; 145,894 and 144,444 shares issued and outstanding as of April 30, 2025 and January 31, 2025, respectively	—	—
Class B Common stock, $0.0000025 par value; 250,000 shares authorized as of April 30, 2025 and January 31, 2025; 19,203 and 19,469 shares issued and outstanding as of April 30, 2025 and January 31, 2025, respectively	—	—
Additional paid-in capital	2,013,228	1,952,031
Accumulated deficit	(1,203,489)	(1,167,614)
Accumulated other comprehensive loss	(1,459)	(8,508)
Total GitLab stockholders’ equity	808,280	775,909
Noncontrolling interests	44,317	45,397
TOTAL STOCKHOLDERS’ EQUITY	852,597	821,306
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,441,990	$1,399,263
__________
(1) As of April 30, 2025 and January 31, 2025, the condensed consolidated balance sheet includes assets of the consolidated variable interest entity, GitLab Information Technology (Hubei) Co., LTD (“JiHu”), of $45.0 million and $46.5 million, respectively, and liabilities of $10.2 million and $10.3 million, respectively. The assets of JiHu can be used only to settle obligations of JiHu and creditors of JiHu do not have recourse against the general credit of GitLab Inc.

GitLab Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue:
Subscription—self-managed and SaaS	$194,481	$151,179
License—self-managed and other	20,028	18,008
Total revenue	214,509	169,187
Cost of revenue:
Subscription—self-managed and SaaS	19,268	13,839
License—self-managed and other	5,767	4,937
Total cost of revenue	25,035	18,776
Gross profit	189,474	150,411
Operating expenses:
Sales and marketing	107,587	92,424
Research and development	65,410	54,140
General and administrative	51,087	57,487
Total operating expenses	224,084	204,051
Loss from operations	(34,610)	(53,640)
Interest income	10,862	12,030
Other expense, net	(9,971)	(889)
Loss before income taxes	(33,719)	(42,499)
Provision for income taxes	2,539	12,977
Net loss	$(36,258)	$(55,476)
Net loss attributable to noncontrolling interest	(383)	(243)
Net loss attributable to GitLab	$(35,875)	$(55,233)
Net loss per share attributable to GitLab Class A and Class B common stockholders, basic and diluted:	$(0.22)	$(0.35)
Weighted-average shares used to compute net loss per share attributable to GitLab Class A and Class B common stockholders, basic and diluted:	164,491	158,157

GitLab Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss, including amounts attributable to noncontrolling interest	$(36,258)	$(55,476)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	55,827	42,252
Charitable donation of common stock	1,739	2,957
Amortization of intangible assets	2,020	1,087
Depreciation expense	556	937
Amortization of deferred contract acquisition costs	13,899	11,109
Net amortization of premiums or discounts on short-term investments	(2,996)	(4,900)
Unrealized foreign exchange loss, net	9,901	720
Other non-cash expense, net	208	412
Changes in assets and liabilities:
Accounts receivable	65,928	31,072
Prepaid expenses and other current assets	1,527	10,362
Deferred contract acquisition costs	(8,126)	(8,540)
Other non-current assets	379	(419)
Accounts payable	3,586	1,336
Accrued expenses and other current liabilities	9,979	20,023
Accrued compensation and benefits	(13,084)	(13,152)
Deferred revenue	1,205	(4,448)
Other non-current liabilities	12	2,806
Net cash provided by operating activities	106,302	38,138
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(245,952)	(144,392)
Proceeds from maturities of short-term investments	163,606	254,687
Proceeds from sales of short-term investments	1,367	—
Purchases of property and equipment	(912)	(700)
Payments for business combination, net of cash acquired	—	(20,210)
Net cash provided by (used in) investing activities	(81,891)	89,385
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock upon exercise of stock options, including early exercises, net of repurchases	3,328	5,093
Net cash provided by financing activities	3,328	5,093
Impact of foreign exchange on cash and cash equivalents	331	(290)
Net increase in cash and cash equivalents	28,070	132,326
Cash and cash equivalents at beginning of period	227,649	287,996
Cash and cash equivalents at end of period	$255,719	$420,322

GitLab Inc.
Reconciliation of GAAP to Non-GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Gross profit on GAAP basis	$189,474	$150,411
Gross margin on GAAP basis	88%	89%
Stock-based compensation expense	1,929	1,855
Amortization of acquired intangibles	2,020	1,087
Gross profit on non-GAAP basis	$193,423	$153,353
Gross margin on non-GAAP basis	90%	91%

Sales and marketing on GAAP basis	$107,587	$92,424
Stock-based compensation expense	(22,091)	(17,397)
Restructuring charges	—	(730)
Sales and marketing on non-GAAP basis	$85,496	$74,297

Research and development on GAAP basis	$65,410	$54,140
Stock-based compensation expense	(14,272)	(12,336)
Research and development on non-GAAP basis	$51,138	$41,804

General and administrative on GAAP basis	$51,087	$57,487
Stock-based compensation expense	(17,535)	(10,664)
Restructuring charges	—	(276)
Charitable donation of common stock	(1,739)	(2,957)
Acquisition related expenses	(183)	(2,051)
Other non-recurring charges	(963)	(473)
General and administrative on non-GAAP basis	$30,667	$41,066

Loss from operations on GAAP basis	$(34,610)	$(53,640)
Stock-based compensation expense	55,827	42,252
Amortization of acquired intangibles	2,020	1,087
Restructuring charges	—	1,006
Charitable donation of common stock	1,739	2,957
Acquisition related expenses	183	2,051
Other non-recurring charges	963	473
Income (loss) from operations on non-GAAP basis	$26,122	$(3,814)

Other expense, net on GAAP basis	$(9,971)	$(889)
Foreign exchange losses, net	9,954	785
Other non-recurring charges	170	174
Other income, net on non-GAAP basis	$153	$70

Net loss attributable to GitLab common stockholders on GAAP basis	$(35,875)	$(55,233)
Stock-based compensation expense	55,827	42,252
Amortization of acquired intangibles	2,020	1,087
Restructuring charges	—	1,006
Charitable donation of common stock	1,739	2,957
Acquisition related expenses	183	2,051
Foreign exchange losses	9,954	785
Income tax adjustment (1)	(5,631)	8,922
Other non-recurring charges	1,133	647
Net income attributable to GitLab common stockholders on non-GAAP basis	$29,350	$4,474

GAAP net loss per share, basic and diluted	$(0.22)	$(0.35)

Non-GAAP net income per share, basic	$0.18	$0.03
Non-GAAP net income per share, diluted	$0.17	$0.03

Shares used in per share calculation - basic on GAAP basis	164,491	158,157
Effect of dilutive securities	5,669	8,767
Shares used in per share calculation - diluted on non-GAAP basis	170,160	166,924
(1) Income tax adjustment in Q1 FY2025 consists primarily of one-time charges associated with the formation of Jihu and BAPA negotiations, while in Q1 FY2026, it primarily reflects an assumed provision for income taxes based on our long-term projected tax rate of 22%.

GitLab Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Computation of adjusted free cash flow (1)
GAAP net cash provided by operating activities	$106,302	$38,138
Less: Purchases of property and equipment	(912)	(700)
Less: Income tax refunds related to BAPA	(1,293)	—
Add: Payments related to the formation of JiHu	—	—
Non-GAAP adjusted free cash flow	$104,097	$37,438
(1) No non-recurring payments related to the formation of JiHu were recorded during the periods presented.

Media Contact:
Lisa Boughner
VP, Global Communications
GitLab Inc.
press@gitlab.com

Investor Contact:
Kelsey Turcotte
VP, Investor Relations
GitLab Inc.
ir@gitlab.com